                                                                    EXHIBIT 10.3

                           EMPLOYEE MATTERS AGREEMENT

                                     BETWEEN

                              PLAINS RESOURCES INC.

                                       AND

                         PLAINS EXPLORATION & PRODUCTION

                                  COMPANY, L.P.

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                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS..............................................................3

ARTICLE II. GENERAL PRINCIPLES......................................................7
   Section 2.01   Assumption of Spinco Liabilities..................................7
   Section 2.02   Transfer of Stocker Plans.........................................8
   Section 2.03   Employment Liabilities Indemnification............................8
   Section 2.04   Establishment of Spinco Plans....................................10
   Section 2.05   Spinco's Participation in Plains Plans...........................10
   Section 2.06   Terms of Participation by Spinco Employees in Spinco Plans.......11

ARTICLE III. DEFINED CONTRIBUTION PLAN.............................................12
   Section 3.01   Existing Plains 401(k) Plan Converted to Spinco 401(k) Plan......12
   Section 3.02   New Plains 401(k) Plan...........................................12
   Section 3.03   Spinco Retired Employees.........................................12

ARTICLE IV. DEFERRED COMPENSATION AND SEVERANCE....................................13
   Section 4.01   Deferred Compensation Arrangements...............................13
   Section 4.02   Severance Pay....................................................13

ARTICLE V. HEALTH AND WELFARE PLANS................................................13
   Section 5.01   Assumption of Health and Welfare Plan Liabilities................13
   Section 5.02   Claims for Health and Welfare Plans..............................13
   Section 5.03   Post-Distribution Transitional Arrangements......................14
   Section 5.04   Vendor and Insurance Arrangements................................15
   Section 5.05   COBRA and HIPPA..................................................15
   Section 5.06   Leave of Absence Programs and FMLA...............................16
   Section 5.07   Plains Workers' Compensation Program.............................16

ARTICLE VI. EQUITY AND OTHER COMPENSATION..........................................17
   Section 6.01   Option Conversion................................................17
   Section 6.02   Value and Ratio..................................................18

ARTICLE VII. TRANSITION COOPERATION................................................18
   Section 7.01   Transition Services Agreements...................................18
   Section 7.02   Payment of Liabilities, Plan Expenses and Related Matters........18
   Section 7.03   Sharing of Participant Information...............................19
   Section 7.04   Reporting and Disclosure Communications to Participants..........19
   Section 7.05   Audits Regarding Vendor Contracts................................19
   Section 7.06   Beneficiary Designations.........................................19
   Section 7.07   Request for IRS and DOL Opinions.................................20
   Section 7.08   Fiduciary Matters................................................20
   Section 7.09   Consent of Third Parties.........................................20
   Section 7.10   Tax Cooperation..................................................20
   Section 7.11   Plan Returns.....................................................20

ARTICLE VIII. EMPLOYMENT-RELATED MATTERS...........................................20
   Section 8.01   Terms of Spinco Employment.......................................20
   Section 8.02   HR Data Support Systems..........................................20

   Section 8.03   Employment of Employees with U.S. Work Visas.....................20
   Section 8.04   Confidentiality and Proprietary Information......................21
   Section 8.05   Accrued Payroll, Bonuses, Profit Sharing and Commissions.........24
   Section 8.06   Payroll and Withholding..........................................24
   Section 8.07   Personal and Pay Records.........................................25
   Section 8.08   Non-Termination of Employment; No Third-Party Beneficiaries......25

ARTICLE IX. MISCELLANEOUS..........................................................25
   Section 9.01   Entire Agreement.................................................25
   Section 9.02   Governing Law....................................................25
   Section 9.03   Notices..........................................................26
   Section 9.04   Counterparts.....................................................26
   Section 9.05   Binding Effect; Assignment.......................................26
   Section 9.06   Severability.....................................................26
   Section 9.07   Failure or Indulgence not Waiver; Remedies Cumulative............26
   Section 9.08   Waivers, Modifications, Amendments...............................26
   Section 9.09   Headings.........................................................27
   Section 9.10   Relationship of Parties..........................................27
   Section 9.11   Provisions Unaffected............................................27
   Section 9.12   No Third-Party Beneficiaries.....................................27
   Section 9.13   Rights of the Parties............................................27
   Section 9.14   Effect if IPO and/or Distribution does not Occur.................27
   Section 9.15   Affiliated Companies.............................................27
   Section 9.16   Incorporation of Separation Agreement Provisions.................27
   Section 9.17   Termination......................................................28
   Section 9.18   Conflict.........................................................28

Schedules

Schedule 1 - Health and Welfare Plans
Schedule 2 - Health Plans
Schedule 5.04(a) - Group Insurance Policies
Schedule 5.04(b) - HMO Agreements

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                           EMPLOYEE MATTERS AGREEMENT

     This EMPLOYEE MATTERS AGREEMENT (this "Agreement") is entered into as of July ___, 2002, between Plains Resources Inc., a Delaware corporation ("Plains," and along with Spinco, the "Parties"), and Plains Exploration & Production Company, L.P., a California limited partnership ("Plains Exploration"). Undefined capitalized terms are defined in the Separation Agreement (as defined below).

                                    RECITALS

     WHEREAS, on the date hereof, Stocker Inc. owns a 2.5% general partner interest in Plains Exploration and Plains owns a 97.5% limited partner interest in Plains Exploration; and

     WHEREAS, the Parties currently contemplate that Plains Exploration will (collectively, the "Conversion") (1) convert from a California limited partnership to a Delaware limited partnership, and immediately thereafter (2) convert from a Delaware limited partnership to a Delaware corporation (such corporation, the "Converted Corporation"); and

     WHEREAS, the Board of Directors of Plains has determined that it is in the best interests of Plains to separate Plains' existing businesses into two independent business groups; and

     WHEREAS, to effectuate the foregoing, Plains and Spinco have entered into a Master Separation Agreement, dated as of the date hereof (the "Separation Agreement"), pursuant to which, among other things, Plains will transfer certain assets to Spinco and Spinco will assume certain liabilities of Plains; and

     WHEREAS, the Parties currently contemplate that Spinco will make an initial public offering ("IPO") of an amount of its common stock pursuant to a registration statement on Form S-1 filed pursuant to the Securities Act of 1933, as amended, that will reduce Plains' ownership of Spinco by less than 20%; and

     WHEREAS, Plains currently contemplates that, following the IPO, it will complete the Distribution; and

     WHEREAS, in furtherance of the foregoing, the Parties have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     "Adjusted Plains Option" shall have the meaning set forth in Section 6.01.

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     "Agreement" means this Employee Matters Agreement, including all the
Addenda, Schedules and Exhibits hereto, and all amendments made hereto from time to time.

     "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

     "Common Stock," when immediately preceded by "Plains," means the common stock, par value $.10 per share of Plains. When immediately preceded by "Spinco," "Common Stock" means the common stock, par value $.01 per share, of Spinco.

     "Conversion" is defined in the Recitals.

     "Converted Corporation" is defined in the Recitals.

     "Deferred Compensation Arrangements," when immediately preceded by "Plains," means any Plains deferred compensation arrangements. When immediately preceded by "Spinco," "Deferred Compensation Arrangements" means any deferred compensation arrangements to be established by Spinco pursuant to Section 2.04 and Section 4.01 that corresponds to the Plains Deferred Compensation Arrangements.

     "DOL" means the United States Department of Labor.

     "Employment Agreement" means any employment agreement entered into by an employee with either Plains or Spinco.

     "Employment Liabilities" means all claims, causes of action, demands, liabilities, debts or damages (known or unknown) related to all employment matters addressed in this Agreement, including but not limited to claims arising under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, as amended ("Title VII"); the Age Discrimination in Employment Act of 1967, including the Older Workers Benefit Protection Act of 1990 ("ADEA"); the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990 ("ADA"), the Energy Reorganization Act, as amended, 42 U.S.C. ss. 5851; the Workers Adjustment and Retraining Notification Act of 1988; the Pregnancy Discrimination Act of 1978; ERISA; FMLA; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Equal Pay Act); claims in connection with workers' compensation or "whistle blower" statutes and/or contract, tort, defamation, slander, wrongful termination or any other state or federal regulatory, statutory or common law or local ordinance.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Flexible Benefits Plan," when immediately preceded by "Plains," means the Plains Flexible Benefits Plan prior to the Distribution Date or any successor plan after such date. When immediately preceded by "Spinco," Flexible Benefits Plan means the flexible benefits plan to be sponsored by Spinco pursuant to Section 2.04 and ARTICLE V that corresponds to the Plains Flexible Benefits Plan.

     "FMLA" means the Family and Medical Leave Act of 1993, as amended from time to time.

     "401(k) Plan" means a tax-qualified 401(k) plan.

     "Group Insurance Policies" is defined in Section 5.04 and the Schedule thereto.

     "Health and Welfare Plans," when immediately preceded by "Plains," means the Plains Health Plans, the Plains Flexible Benefits Plan, and the health and welfare plans listed on Schedule 1 and any similar or successor plans, programs or arrangements. When immediately preceded by "Spinco," "Health and Welfare Plans" means the Spinco Health Plans, the Spinco Flexible Benefits Plan, and the health and welfare plans to be established by Spinco pursuant to Section 2.04 and ARTICLE V that correspond to the respective Plains Health and Welfare Plans.

     "Health Plans," when immediately preceded by "Plains," means the Plans set forth on Schedule 2, and any similar or successor plans, programs or arrangements. When immediately preceded by "Spinco," "Health Plans" means the health plans, programs and arrangements to be established by Spinco pursuant to
Section 2.04 and ARTICLE V that correspond to the respective Plains Health
Plans.

     "HMO" means a health maintenance organization that provides benefits under the Plains Health Plans or the Spinco Health Plans.

     "HMO Agreements" is defined in Section 5.04 and Schedule 5.04(b).

     "Incentive Compensation Plan" means any annual or long-term incentive plan for employees or executives.

     "IPO" is defined in the Recitals.

     "IRS" means the United States Internal Revenue Service.

     "Leave of Absence Programs," when immediately preceded by "Plains," means the personal, medical, military and FMLA leave offered from time to time under the personnel policies and practices of Plains. When immediately preceded by "Spinco," "Leave of Absence Programs" means the leave of absence programs established and maintained by Spinco.

     "Option," when immediately preceded by "Plains," means an option to purchase Plains common stock pursuant to a Stock Plan. When immediately preceded by "Spinco," "Option" means an option to purchase Spinco common stock pursuant to a plan providing such benefits to be established by Spinco pursuant to
Section 2.04 and ARTICLE VI.

     "Outsource" is defined in Section 5.02(b).

     "Participating Company" means: (a) Plains; (b) any Person (other than an individual) that Plains has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by Plains; or
(c) any Person (other than an individual) which, by the terms of such a Plan, participates in such a Plan sponsored by Plains or any employees of which, by the terms of such a Plan, participate in or are covered by such a Plan.

     "Parties" is defined in the Preamble.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Plains" is defined in the Preamble. In all such instances in which Plains is referred to in this Agreement, it shall also be deemed to include a reference to each member of the Plains Group, unless it specifically provides otherwise; Plains shall be solely responsible to Spinco for ensuring that each member of the Plains Group complies with the applicable terms of this Agreement.

     "Plains Employee" means an individual who, on the Distribution Date, is or was employed with any member of the Plains Group and is not a Spinco Employee.

     "Plains Exploration" is defined in the Preamble.

     "Plains Terminated Employee" means any individual who is a former employee of any member of the Plains Group and who, on the Distribution Date, is not a Spinco Employee.

     "Plains WCP" means the Plains Workers' Compensation Program, comprised of the various arrangements established by a member of the Plains Group to comply with the workers' compensation requirements of the states in which the Plains Group conducts business.

     "Plan," depending on the context, may mean any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees or directors of Plains or Spinco.

     "QDRO" means a domestic relations order which qualifies under Code Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under the Plains 401(k) Plan.

     "QMCSO" means a medical child support order which qualifies under ERISA
Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

     "SEC" means the United States Securities and Exchange Commission.

     "Separation Agreement" is defined in the Recitals.

     "Spinco" means, as the case may be, Plains Exploration or the Converted Corporation. In all such instances in which Spinco is referred to in this Agreement, it shall also be deemed to include a reference to each member of the Spinco Group, unless it specifically provides otherwise; Spinco shall be solely responsible to Plains for ensuring that each member of the Spinco Group complies with the applicable terms of this Agreement.

     "Spinco Employee" means any individual who, as of the Distribution Date, is: (a) either actively employed by, or on a leave of absence from, any member of the Spinco Group; (b) a Spinco Terminated Employee; (c) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), of an employee described in Subsection (a) or (b) above; or (d) an employee or group of employees designated by Plains and Spinco, by mutual agreement, as Spinco Employees; but not (e) a Spinco Retired Employee. An employee may be a Spinco Employee pursuant to this Section regardless of whether such employee is, as of the Distribution Date, alive, actively employed, on a temporary leave of absence from active employment, on layoff, terminated from employment, retired or on any other type of employment or post-employment status relative to a Plains Plan, and regardless of whether, as of the Distribution Date, such employee is then receiving any benefits from a Plains Plan.

     "Spinco Retired Employee" means any individual who would have qualified as a Spinco Employee but who retired on or before the Distribution Date and who is identified as a Spinco Retired Employee by mutual agreement between Spinco and Plains on or before the Distribution Date.

     "Spinco Terminated Employee" means any individual who is a former employee of any member of the Plains Group who was terminated from any member of the Spinco Group on or before the Distribution Date. Notwithstanding the foregoing, "Spinco Terminated Employee" shall not, unless otherwise expressly provided to the contrary in this Agreement, include: (a) an individual who is a Plains Employee at the Distribution Date; (b) an individual who is otherwise a Spinco Terminated Employee, but who is subsequently employed by any member of the Plains Group on or prior to the Distribution Date; or (c) a Spinco Retired Employee.

     "Spinco WCP Claims" is defined in Section 5.07(a)(i).

     "Stock Plan," when immediately preceded by "Plains," means the 2001 Stock Incentive Plan, 1996 Stock Incentive Plan, 1992 Stock Incentive Plan and 1991 Management Option Plan, and when immediately preceded by "Spinco," means the stock incentive plan to be established and maintained by Spinco.

     "Stocker Plans" means all Plans sponsored by Stocker Resources, Inc.

                                   ARTICLE II.
                               GENERAL PRINCIPLES

     Section 2.01 Assumption of Spinco Liabilities. Except as specified otherwise in this Agreement, or as mutually agreed upon by Spinco and Plains from time to time, Plains hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, subject to Section 7.02 and Section 2.03, all Liabilities incurred prior to the Distribution Date (whether or not reported prior to the Distribution
Date), relating to any employee of Plains who becomes a Spinco Employee on the Distribution Date and any employee of Plains who remains employed by Plains prior to and after the Distribution Date. Spinco hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following: (a) subject to Section 7.02 and to the indemnification provisions of Section 2.03, all Liabilities to or relating to employees hired by any member of the Spinco Group prior to the Distribution Date, in each case relating to, arising out of or resulting from employment by any member of the Spinco Group before the Distribution Date (b) subject to Section 7.02 and to the indemnification provisions of Section 2.03, all Liabilities to or relating to Spinco Employees, in each case relating to, arising out of or resulting from employment by any member of the Spinco Group on or after the Distribution Date, and (c) subject to Section 7.02 and to the indemnification provisions of Section 2.03, all other Liabilities relating to, arising out of or resulting from obligations, liabilities and responsibilities expressly assumed or retained by any member of the Spinco Group or a Spinco Plan, pursuant to this Agreement, including but not limited to the Plains Deferred Compensation Arrangements and any newly established Spinco Deferred Compensation Arrangements.

     Section 2.02 Transfer of Stocker Plans. Effective as of the Distribution Date, Plains shall transfer all Stocker Plans with their associated assets and liabilities to a member of the Spinco Group.

     Section 2.03 Employment Liabilities Indemnification.

     (a) Indemnification by Spinco. Except as otherwise provided in this Agreement, including Section 2.03(c), Spinco shall, for itself and as agent for each member of the Spinco Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Plains Indemnitees from and against any and all Employment Liabilities that any third party seeks to impose upon the Plains Indemnitees, or which are imposed upon the Plains Indemnitees, if and to the extent such Employment Liabilities relate to, arise out of or result from any of the following items (without duplication):

          (i) any acts or omissions or alleged acts or omissions by or on behalf of any member or person employed by a member of the Spinco Group in the conduct of the Spinco Business;

          (ii) any claim by an officer of any member of the Spinco Group (who is an officer as of the IPO Closing Date) against any member or employee of any member of the Plains Group except with respect to benefit obligations of Spinco Employees assumed by Plains pursuant to a specific provision of this Agreement;

          (iii) any Liabilities assumed or retained by Spinco pursuant to
     Section 2.01; and

          (iv) any breach by Spinco or any member or person employed by a member of the Spinco Group of this Agreement.

     If any member of the Spinco Group makes a payment to the Plains Indemnitees hereunder, and the Employment Liability on account of which such payment was made is subsequently diminished, either directly or through a third-party recovery, Plains will promptly repay (or will procure a Plains Indemnitee to promptly repay) such member of the Spinco Group the amount by which the payment made by such member of the Spinco Group exceeds the actual cost of the associated indemnified Employment Liability.

     (b) Indemnification by Plains. Except as otherwise provided in this Agreement, including Section 2.03(c), Plains shall, for itself and as agent for each member of the Plains Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Spinco Indemnitees from and against any and all Employment Liabilities that any third party seeks to impose upon the Spinco Indemnitees, or which are imposed upon the Spinco Indemnitees, if and to the extent such Employment Liabilities relate to, arise out of or result from any of the following items (without duplication):

          (i) any acts or omissions or alleged acts or omissions by or on behalf of any member or person employed by a member of the Plains Group in the conduct of the Plains Business;

          (ii) any claim by an officer of any member of the Plains Group (who is an officer as of the IPO Closing Date) against any member or employee of any member of the Spinco Group;

          (iii) any Liabilities retained by Plains pursuant to this Agreement;
     and

          (iv) any breach by Plains or any member or person employed by a member of the Plains Group of this Agreement.

     If any member of the Plains Group makes a payment to the Spinco Indemnitees hereunder, and the Employment Liability on account of which such payment was made is subsequently diminished, either directly or through a third-party recovery, Spinco will promptly repay (or will procure a Spinco Indemnitee to promptly repay) such member of the Plains Group the amount by which the payment made by such member of the Plains Group exceeds the actual cost of the indemnified Employment Liability.

     (c) Exceptions. In accordance with the current practice in effect as of the execution of the Agreement, with respect to claims for benefits or compensation, if an underlying act or omission as contemplated in Section 2.03(a) or Section 2.03(b) occurs and such act or omission constitutes the principal basis for such a claim, then Section 2.03(a) or Section 2.03(b) shall apply, as applicable, to establish indemnification obligations. If, however, no specific act or omission occurs that is attributable to Plains or Spinco and the principal underlying basis for a claim for benefits or compensation involves plan administration or other similar systemic type activities related to maintenance of plans, notwithstanding Section 2.03(a) and Section 2.03(b), in accordance with the current practice in effect as of the execution of this Agreement, Spinco and Plains shall be responsible for their pro rata allocated share of costs to defend such claim. In addition, if a claim relates specifically to the transfer or other movement of employment between Plains and Spinco in connection with the Separation and to the employee benefit changes made in connection therewith, then notwithstanding Section 2.03(a) and Section 2.03(b), in accordance with the current practice in effect as of the execution of this Agreement, Spinco and Plains shall be responsible for their pro rata allocated share of costs to defend such claim.

     (d) Relationship to Article III of Separation Agreement.

          (i) Unless expressly modified in this Section 2.03, all other provisions of Article III of the Separation Agreement will apply to an indemnifiable claim.

          (ii) Any claim which is not an Employment Liability will only be subject to the provisions of the Separation Agreement.

     Section 2.04 Establishment of Spinco Plans.

     (a) Health and Welfare Plans. Except as specified otherwise in this Agreement, effective as of the Distribution Date or such other date(s) as Plains and Spinco may mutually agree, Spinco shall adopt sponsorship of the existing Plains Health and Welfare Plans and shall amend them to reflect the new sponsorship. Plains shall adopt comparable Health and Welfare Plans.

     (b) 401(k) Plan and Fringe Benefits. Except as specified otherwise in this Agreement, effective as of the Distribution Date or such other date(s) as Plains and Spinco may mutually agree, Spinco shall adopt the existing Plains 401(k) Plan as more fully described in ARTICLE III and shall amend it to reflect the new sponsorship. Plains shall adopt a comparable 401(k) Plan.

     (c) Equity and Other Compensation. Except as specified otherwise in this Agreement, effective as of the date of the IPO, or such other earlier date(s) as Plains and Spinco may mutually agree, Spinco shall establish (i) the Spinco 2002 Stock Incentive Plan, and (ii) the Spinco Deferred Compensation Arrangements. The foregoing Spinco 2002 Stock Incentive Plan shall be substantially comparable to the Plains Plan as in effect on the IPO Closing Date.

     (d) Plains and Spinco Under No Obligation to Maintain Plans. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Spinco or Plains, at any time from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Plan (to the extent permitted by law).

     Section 2.05 Spinco's Participation in Plains Plans.

     (a) Participation in Plains Plans.

          (i) Except as specified otherwise in this Agreement, or as Plains and Spinco may mutually agree, Spinco shall adopt as a Participating Company the Plains Plans in effect as of the date hereof, to the extent that Spinco has not yet established substantially comparable Plans and such participation is necessary for any Spinco Employee to be covered by such Plan prior to the Distribution Date. Effective as of any date on or after the date hereof and before the Distribution Date (or such other date as Plains and Spinco may mutually agree upon), any member of the Spinco Group not described in the preceding sentence may, at its request and with the consent of Plains and Spinco, become a Participating Company in any or all of the Plains Plans, to the extent that Spinco has not yet established a substantially comparable Plan.

          (ii) On and after the Distribution Date, Spinco Retired Employees shall continue to participate in the Plains Plans for which they are eligible as of the Distribution Date, including, but not limited to the Plains 401(k) Plan and any Plains Plan as provided in ARTICLE IV.

     (b) Plains' General Obligations as Plan Sponsor.

          (i) To the extent that Spinco is a Participating Company in any Plains Plan(s), Plains shall continue to administer, or cause to be administered, in accordance with their terms and applicable law, such Plains Plan(s), and shall have the sole and absolute discretion and authority to interpret the Plains Plan(s), as set forth therein. Plains shall not, without first consulting with Spinco, amend or terminate any material feature of any Plains Plan in which Spinco is a Participating Company, except to the extent such amendment or termination would not affect any benefits of Spinco Employees under such Plan or as may be necessary or appropriate to comply with applicable law.

          (ii) With regard to Spinco Retired Employees participating in Plains Plans after the Distribution Date, Plains shall continue to administer, or cause to be administered, in accordance with their terms and applicable law, such Plains Plans, and shall have sole and absolute discretion and authority to interpret such Plans or amend or terminate such Plans, as set forth therein.

     (c) Spinco's General Obligations as Participating Company. Spinco shall perform with respect to its participation in the Plains Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including: (i) assisting in the administration of claims, to the extent requested by the claims administrator of the applicable Plains Plan;
(ii) cooperating fully with Plains Plan auditors, benefit personnel and benefit vendors; (iii) preserving the confidentiality of all financial arrangements Plains has or may have with any vendors, claims administrators, trustees or any other entity or individual with whom Plains has entered into an agreement relating to the Plains Plans; and (iv) preserving the confidentiality of participant information (including, without limitation, health information in relation to FMLA leaves) to the extent not specified otherwise in this Agreement.

     (d) Termination of Participating Company Status. Except as specified otherwise in this Agreement or otherwise may be mutually agreed upon by Plains and Spinco, effective as of the Distribution Date or such other date as Spinco establishes a substantially comparable Plan (as specified in Section 2.04 or otherwise in this Agreement), Spinco shall automatically cease to be a Participating Company in the corresponding Plains Plan except to the extent that Spinco shall adopt such Plan in which case Plains shall cease to sponsor or be a Participating Company in such Plan.

     Section 2.06 Terms of Participation by Spinco Employees in Spinco Plans.

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     (a) Non-Duplication of Benefits. As of the Distribution Date or such other date that applies to the particular Spinco Plan, the separate Spinco Plans shall be, with respect to employees of the Spinco Group, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding Plains Plans. Plains and Spinco shall mutually agree, if necessary, on methods and procedures, including amending the respective Plan documents, to prevent employees of the Spinco Group from receiving duplicate benefits from the Plains Plans and the Spinco Plans.

     (b) Service Credit. Except as specified otherwise in this Agreement, with respect to Spinco Employees, each Spinco Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Distribution Date, were recognized under the corresponding Plains Plan shall, as of the Distribution Date, receive full recognition and credit and be taken into account under such Spinco Plan to the same extent as if such items occurred under such Spinco Plan, except to the extent that duplication of benefits would result. The service crediting provisions shall be subject to any respectively applicable "service bridging," "break in service," "employment date," or "eligibility date" rules under the Spinco Plans and the Plains Plans.

                                  ARTICLE III.
                            DEFINED CONTRIBUTION PLAN

     Section 3.01 Existing Plains 401(k) Plan Converted to Spinco 401(k) Plan. Effective on or before the Distribution Date, Spinco shall assume the sponsorship of the existing Plains 401(k) Plan and related trust and make such amendments as necessary to reflect its new sponsorship by Spinco for the benefit of Spinco Employees (renamed the "Spinco 401(k) Plan"). As soon as reasonably practicable following the Distribution Date, Spinco shall cause to be determined for the new Plains 401(k) Plan the amount of assets to be transferred from the Spinco 401(k) Plan to the new Plains 401(k) Plan. Such amount shall be equal to the greater of (a) the amount required under Code Section 414(l), or (b) the amount within the sub-account(s) within the related trust that has been separately maintained and accounted for on behalf of then currently active employees of the members of the Plains Group.

     Section 3.02 New Plains 401(k) Plan. Effective on or before the Distribution Date, Plains shall establish, or cause to be established, a trust, which is intended to be qualified under Code Section 401(a), exempt from taxation under Code Section 501(a)(1), and form the new Plains 401(k) Plan. Except as provided in this ARTICLE III, and subject to market availability, such new Plains 401(k) Plan shall be substantially comparable to the previously existing Plains 401(k) Plan as applicable to employees of members of the Plains Group immediately prior to the Distribution Date.

     Section 3.03 Spinco Retired Employees. Notwithstanding the above, account balances of Spinco Retired Employees, if any, shall remain in the new Plains 401(k) Plan after the Distribution Date.

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                                   ARTICLE IV.
                       DEFERRED COMPENSATION AND SEVERANCE

     Section 4.01 Deferred Compensation Arrangements. Effective as of the Distribution Date or such other date as Plains and Spinco may mutually agree, Spinco shall establish the Spinco Deferred Compensation Arrangements for Spinco Employees which shall be substantially comparable to the Plains Deferred Compensation Arrangements. As of the Distribution Date, Spinco shall assume all Liabilities to or relating to (i) the Spinco Employees under the Plains Deferred Compensation Arrangements, and (ii) all other terminated or retired participants in the Plains Deferred Compensation Arrangements whether or not such participants previously worked for Plains or Spinco; provided, however, that Plains shall transfer a cash amount equal to the cost of such Liabilities transferred to Spinco as soon as practicable following the Distribution Date or such other date as Plains and Spinco may mutually agree.

     Section 4.02 Severance Pay. Spinco shall establish such severance plans as it deems necessary in its discretion. No Spinco Employee, other than those whose Employment Agreement entitles them to severance, shall become eligible for severance benefits on account of Spinco ceasing to be a Subsidiary of Plains as of the Distribution Date.

                                   ARTICLE V.
                            HEALTH AND WELFARE PLANS

     Section 5.01 Assumption of Health and Welfare Plan Liabilities.

     (a) General - Health and Welfare Plans. Upon the Distribution Date, Spinco shall assume each Plains Health and Welfare Plan and Plains shall establish comparable Plans. Such successor Plains Health and Welfare Plans shall retain all Liabilities incurred (whether or not reported) through the Distribution Date or such other date as Plains and Spinco may mutually agree under each such Plains Health and Welfare Plan, whether or not claims are filed before the Distribution Date, by or on behalf of Spinco Employees or their spouses or dependents. To the extent that Spinco hires any employees prior to the Distribution Date, Spinco shall indemnify each such Plan against the pre-Distribution Date Liabilities by paying the current cost of coverage associated with such Spinco Employees or their spouses or dependents, to the extent not already paid.

     (b) Substantially Similar Self-Insured Plans. Any Health and Welfare Plan self-insured by Plains and substantially similar to any Spinco Health and Welfare Plan established as of the Distribution Date, or such other date as agreed upon by Plains and Spinco, shall cease to be responsible for Liabilities to or relating to Spinco Employees under the Plains Health and Welfare Plans as of the Distribution Date, and the corresponding Spinco Health and Welfare Plans shall assume such Liabilities as of the Distribution Date.

     Section 5.02 Claims for Health and Welfare Plans.

     (a) Administration of Plains Claims. Plains shall administer claims incurred under the Plains Health and Welfare Plans by Spinco Employees before the Distribution Date, but only to the extent that Spinco has not, before the Distribution Date, established and assumed

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

administrative responsibility for a comparable Plan. Any determination made or settlements entered into by Plains with respect to such claims shall be final and binding.

     (b) Outsourcing of Claims by Plains. Plains shall have the right to engage a third party administrator, vendor, or insurance company to administer ("Outsource") claims incurred under the Plains Health and Welfare Plans, including claims incurred by employees of the members of the Spinco Group before the Distribution Date. Plains may determine the manner and extent of such Outsourcing, including the selection of one or more third party administrators, vendors, or insurance companies and the ability to transfer the liability for such claims to one or more independent insurance companies. Plains has Outsourced administration of many Plains Health and Welfare Plans, as set forth in Section 5.04 and the Schedule thereto.

     (c) Outsourcing of Claims by Spinco. Plains shall use its Reasonable Efforts for and on behalf of Spinco to negotiate for Outsourcing arrangements with its third party administrators, vendors, or insurance companies with comparable features to each of Plains' current Outsourcing arrangements.

     Section 5.03 Post-Distribution Transitional Arrangements.

     (a) Continuance of Elections, Co-Payments and Maximum Benefits.

          (i) As of the Distribution Date or such other date as Plains and Spinco may mutually agree, Spinco and Plains shall cause their respective successor or adopted Health and Welfare Plans to maintain substantially comparable coverage and contribution elections, if any, made by their respective employees under the Plains Health and Welfare Plans and apply such elections under the successor Plains Health and Welfare Plans and Spinco Health and Welfare Plans for the remainder of the period or periods, if any, for which such elections are by their terms applicable. The transfer or other movement of employment between Plains and Spinco in connection with the Distribution shall constitute neither a "status change" under the Plains Health and Welfare Plans or the Spinco Health and Welfare Plans nor a "qualifying event," as defined under COBRA.

          (ii) On and after the Distribution Date, Spinco and Plains shall cause their respective Health Plans to recognize and give credit for all benefits paid to their respective employees under the Plains Health Plans for (A) all amounts applied to deductibles, out of pocket maximums, co-payments and other applicable benefit coverage limits with respect to which such expenses have been incurred by their respective employees under the Plains Health Plans for the remainder of the calendar year in which the Distribution Date occurs and (B) all benefits paid to their respective employees under the Plains Health Plans for purposes of determining when such persons have reached their lifetime maximum benefits under their respective Health Plans. Notwithstanding the above, their respective obligations under this Section 5.03(a)(ii) shall be limited by the market availability of health insurance products or other arrangements satisfying the criteria described above. Spinco and Plains shall use their Reasonable Efforts to locate and engage the services of a vendor whose policies or other arrangements meet the requirements above.

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

     (b) Flexible Benefits Plan. To the extent any Spinco Employee contributed to an account under the Plains Flexible Benefits Plan during the calendar year that includes the Distribution Date, then effective as of the Distribution Date, Plains shall transfer to the Spinco Flexible Benefits Plan the account balances of Spinco Employees for such calendar year under the Plains Flexible Benefits Plan, regardless of whether the account balance is positive or negative.

     Section 5.04 Vendor and Insurance Arrangements. To the extent applicable, Plains shall use its Reasonable Efforts (1) for and on behalf of Spinco to negotiate for, effective as of the Distribution Date or such other date as Plains and Spinco mutually agree upon: (a) the assignment of the Group Insurance Policies set forth in Schedule 5.04(a) (the "Group Insurance Policies") to Spinco; (b) the assignment of the HMO Agreements entered into by Plains set forth in Schedule 5.04(b) (the "HMO Agreements") to Spinco, and (c) competitive premium rates for all Spinco Health and Welfare Plans. In each case, Spinco shall, as of the Distribution Date or such other date as Plains and Spinco mutually agree upon, establish, adopt and/or implement acceptable contracts, agreements or arrangements. . To the extent applicable, Plains and Spinco shall collaborate and use Best Efforts for and on behalf of Plains to negotiate for, effective as of the Distribution Date or such other date as Plains and Spinco mutually agree upon: (a) Group Insurance Policies with comparable features and costs to the Group Insurance Policies previously entered into by Plains; (b) HMO Agreements with comparable features and costs to the HMO Agreements entered into by Plains, and (c) competitive premium rates for all Plains Health and Welfare Plans. In each case, Plains shall, as of the Distribution Date or such other date as Plains and Spinco mutually agree upon, establish, adopt and/or implement acceptable contracts, agreements or arrangements. In accordance with Section 7.03, Plains and Spinco shall on or before the Distribution Date provide each other upon request, copies of such contracts or successor arrangements thereto identified in Schedules 5.04(a) and (b).

     Section 5.05 COBRA and HIPPA. Plains shall be responsible, through the Distribution Date, for compliance with the health care continuation coverage requirements of COBRA, the portability requirements under the Health Insurance Portability and Accountability Act of 1996 ("HIPPA") and the Plains Health and Welfare Plans with respect to any employees of the members of the Spinco Group and qualified beneficiaries (as such term is defined under COBRA). Plains shall provide all necessary notices, or cause the notices to be provided, as soon as administratively practical, but in no event later than required under COBRA. Spinco shall be responsible for providing Plains or its agents with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries (as such term is defined under COBRA), and alternate recipients pursuant to QMCSO, in accordance with applicable Plains COBRA policies and procedures. As soon as administratively practicable after the Distribution Date, Plains shall provide Spinco, through hard copy, electronic format or such other mechanism as is appropriate under the circumstances, with a list of all qualified beneficiaries (as such term is defined under COBRA) that relate to the members of the Spinco Group and the relevant information pertaining to their coverage elections. Effective as of the Distribution Date, Spinco shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the portability requirements under HIPPA for the Spinco Health and Welfare Plans for Spinco Employees and their qualified beneficiaries (as such term is defined under COBRA).

     Section 5.06 Leave of Absence Programs and FMLA.

     (a) Allocation of Responsibilities After Distribution Date. Effective as of the Distribution Date, Spinco shall establish the Spinco Leave of Absence Programs and FMLA programs and shall be responsible for administering leaves of absence and complying with FMLA with respect to Spinco Employees.

     (b) Disclosure. As soon as administratively practicable after the Distribution Date, Plains shall provide to Spinco copies of all records pertaining to the leaves of absence and FMLA with respect to all Spinco Employees to the extent such records have not been previously provided.

     Section 5.07 Plains Workers' Compensation Program.

     (a) Administration of Claims.

          (i) Through the Distribution Date or such other date as Plains and Spinco may mutually agree, Plains shall continue to be responsible for the administration of all claims that (A) are, or have been, incurred under the Plains WCP before the Distribution Date by employees of the Spinco Group ("Spinco WCP Claims"), and (B) have been historically administered by Plains or its third party administrator. However, Plains will advise Spinco of and secure approval for any material changes to current policy or practice with respect to the administration of Spinco WCP Claims.

          (ii) Effective as of the Distribution Date or such other date as Plains and Spinco may mutually agree, Spinco shall be responsible for the administration of all Spinco WCP Claims.

          (iii) Each party shall fully cooperate with the other with respect to the administration and reporting of Spinco WCP Claims, the payment of Spinco WCP Claims determined to be payable, and the transfer of the administration of any Spinco WCP Claims to the other party.

     (b) Self-Insurance Status. Plains shall maintain and amend, as necessary, its certificates of self-insurance and any other applicable policies to include Spinco until the Distribution Date, and Spinco shall fully cooperate with Plains in obtaining such amendments. Plains shall use its Reasonable Efforts to obtain self-insurance status for workers' compensation for Spinco effective as of the Distribution Date in those jurisdictions in which Spinco conducts business, in which Plains is self-insured, and where Plains and Spinco mutually agree that such status is beneficial to Spinco. Spinco hereby authorizes Plains to take all actions necessary and appropriate on its behalf in order to obtain such self-insurance status. All costs incurred by Plains in amending such certificates, including without limitation filing fees, adjustments of security and excess loss policies and amendments of safety programs, shall be shared pro rata by Plains and Spinco.

     (c) Insurance Policy.

          (i) Effective as of the Distribution Date, in all states other than those states where Spinco is to be self-insured pursuant to Section 5.07(b) above, Plains shall use its Reasonable Efforts to negotiate for workers' compensation insurance policies on behalf of Spinco from the issuing insurance companies (as set forth in the relevant portion of Schedule 5.04(a)) or different insurance companies which are comparable to the policies previously maintained by Plains; provided that the retention under such Spinco policies shall be as determined by Spinco.

          (ii) Plains shall use its Reasonable Efforts to cause the premium rates for all workers' compensation insurance policies for both Plains and Spinco in effect for periods through the Distribution Date to be based on the aggregate number of employees covered under the workers' compensation insurance policies of both Plains and Spinco. Any premiums due under the separate workers' compensation insurance issued to Spinco shall be payable by Spinco.

                                   ARTICLE VI.
                          EQUITY AND OTHER COMPENSATION

     Section 6.01 Option Conversion. Fully vested tranches of outstanding Plains Options granted prior to the Distribution Date that are unexercised and unexpired as of the Distribution Date shall continue as Adjusted Plains Options and employment at Spinco shall be treated as employment at Plains for the option termination provisions. Unvested tranches of Plains Options held by Plains employees shall continue as Adjusted Plains Options. Unvested tranches of Plains Options held by Spinco Employees shall be converted to Spinco Options. In general, a Plains Option that qualifies as an incentive stock option under the Code will be replaced with an Adjusted Plains Option or a Spinco Option (as applicable) which will qualify as an incentive stock option, provided, however, that in order for incentive stock options to remain qualified and retain their tax benefits under the Code, the adjustment formulas described below may be required to be altered. With respect to each Plains Option that is converted to an Adjusted Plains Option, the option price will be determined by dividing the option price for the original Plains Option by the Plains "conversion factor," and the number of shares of Plains common stock subject to each Adjusted Plains Option will be determined by multiplying the number of shares subject to the original Plains Option by the Plains conversion factor The Plains conversion factor will be a number equal to (1) the closing price of Plains common stock on the New York Stock Exchange on the Distribution Date, divided by (2) the opening price of Plains common stock on the New York Stock Exchange on the day following the Distribution Date. With respect to each Plains Option that is converted to a Spinco Option, the option price will be determined by dividing the option price for the related Plains Option by the Spinco "conversion factor," and the number of shares of Spinco common stock subject to each Spinco Option will be determined by multiplying the number of shares subject to the related Plains Option by the Spinco conversion factor. The Spinco conversion factor will be a number equal to (1) the closing price of Plains common stock on the New York Stock Exchange on the Distribution Date, divided by (2) the opening price of Spinco common stock on the New York Common Stock on the day following the Distribution Date.

     Section 6.02 Value and Ratio. The exercise price per share of each such Adjusted Plains Option and each such Spinco Option will be determined such that, immediately following the Distribution Date, the difference between the exercise price of each option and the fair market value of the shares underlying each option approximately equals, in the aggregate, the difference between the exercise price of each Plains Option it replaces and the fair market value per share of Plains Common Stock (with dividend) immediately prior to the Distribution Date. In addition, the ratio of the exercise price of the Adjusted Plains Options to the fair market value of Plains' Common Stock immediately after the Distribution Date, and the ratio of the exercise price of the Spinco Options to the fair market value of Spinco's Common Stock immediately after the Distribution Date, will each approximately equal the ratio of the exercise price of the Plains Option it replaces to the fair market value of Plains' Common Stock immediately prior to the Distribution Date. Employment with Spinco will be treated as employment with Plains for purposes of the Adjusted Plains Options, and employment with Plains will be treated as employment with Spinco for purposes of the Spinco Options. Other than the adjustments described in this
Section 6.02, all other terms and conditions applicable to the Plains Options (including, but not limited to, the vesting schedule) shall remain applicable to the Adjusted Plains Options and the Spinco Options following the Distribution Date, and the Spinco Options shall be issued pursuant to a separate mirror transition option plan adopted specifically for the purpose of issuing the Spinco Options described in this Section 6.02.

                                  ARTICLE VII.
                             TRANSITION COOPERATION

     Section 7.01 Transition Services Agreements. On or about the date hereof, Plains and Spinco shall enter into the Spinco Transition Services Agreement and the Plains Transition Services Agreement (together, the "Transition Services Agreements") covering the provisions of various services to be provided by Plains to Spinco. The provisions of this Agreement shall be subject to the provisions of such Transition Services Agreements, as applicable.

     Section 7.02 Payment of Liabilities, Plan Expenses and Related Matters.

     (a) Shared Costs. Spinco shall pay its share, as determined by Plains in good faith, of any contributions made to any trust maintained in connection with a Plains Plan while Spinco is a Participating Company in any such Plains Plan.

     (b) Contributions to Trusts. With respect to Plains Plans to which employees of Spinco make contributions, Plains shall use reasonable procedures to determine Spinco Liabilities associated with such Plans, taking into account such contributions, settlements, refunds and similar payments.

     (c) Administrative Expenses Not Chargeable to a Trust. To the extent not charged pursuant to this ARTICLE VII, and to the extent not otherwise agreed to by Plains and Spinco, and to the extent not chargeable to a trust established in connection with a Plains Plan, Spinco shall be responsible, through either direct payment or reimbursement to Plains, for its allocable share of expenses incurred by Plains in the administration of (i) the Plains Plans while Spinco participates in such Plans, and (ii) the Spinco Plans, to the extent Plains administers such Plans.

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

For this purpose, Spinco allocable share of such expenses shall be calculated in accordance with current practice in effect as of the date of this Agreement.

     Section 7.03 Sharing of Participant Information. In accordance with the applicable provisions of the Separation Agreement, Plains and Spinco shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the Plains Plans and the Spinco Plans during the respective periods applicable to such Plans as Spinco and Plains may mutually agree. Plains and Spinco and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

     Section 7.04 Reporting and Disclosure Communications to Participants. While Spinco is a Participating Company in the Plains Plans, Plains shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Plains Plan-related communications and materials to employees, participants and beneficiaries, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, notices and enrollment material for the Plains Plans. Spinco shall provide all information needed by Plains to facilitate such Plains Plan-related communications. Spinco shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Spinco Plan-related communications and materials to employees, participants and beneficiaries. Spinco shall assist, and Spinco shall cause each other applicable member of the Spinco Group to assist, Plains in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form Series 5500 annual reports, for the Plains Plans, where applicable.

     Section 7.05 Audits Regarding Vendor Contracts. From the period beginning as of the Distribution Date or such other date as Plains and Spinco mutually agree upon and ending on such date as Plains and Spinco may mutually agree, Plains and Spinco and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the Plains Health and Welfare Plans and the Spinco Health and Welfare Plans. The scope of such audits shall remain consistent with the current practices and all documents and other information currently made available for review shall continue to be made available. Plains and Spinco shall agree on the performance standards, audit methodology, auditing policy and quality measures, reporting requirements, and the manner in which costs incurred in connection with such audits will be shared.

     Section 7.06 Beneficiary Designations. Subject to Section 7.09, all beneficiary designations made by employees of the Spinco Group for the Plains Plans shall be transferred to and be in full force and effect under the corresponding Spinco Plans until such time, if ever, any such beneficiary designations are replaced or revoked by the employees of the Spinco Group who made the beneficiary designations. All beneficiary designations made by Spinco Retired Employees for the Spinco Plans shall be transferred to and be in full force and effect under the corresponding Plains Plans until such time, if ever, any such beneficiary designations are replaced or revoked by the Spinco Retired Employees who made the beneficiary designations.

     Section 7.07 Request for IRS and DOL Opinions. Plains and Spinco shall make such applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate. Spinco and Plains shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which Plains and/or Spinco elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL.

     Section 7.08 Fiduciary Matters. Plains and Spinco each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

     Section 7.09 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, Plains and Spinco shall use their Reasonable Efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Plains and Spinco shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

     Section 7.10 Tax Cooperation. In connection with the interpretation and administration of this Agreement, Plains and Spinco shall take into account the agreements and policies established pursuant to the Separation Agreement and the Tax Allocation Agreement.

     Section 7.11 Plan Returns. Plan Returns shall be filed or caused to be filed by Plains or Spinco as the case may be in accordance with the principles established in the Tax Allocation Agreement. For purposes of this Section 7.11, "Plan Returns" means any return, report, certificate, form or similar statement or document required to be filed with a government agency with respect to an employee benefit plan governed by the ERISA, or a program governed by Section 6039D of the Code.

                                  ARTICLE VIII.
                           EMPLOYMENT-RELATED MATTERS

     Section 8.01 Terms of Spinco Employment. Nothing in the Separation Agreement, this Agreement, or any Ancillary Agreement should be construed to change the at-will status of any of the employees of any member of the Plains Group or the Spinco Group.

     Section 8.02 HR Data Support Systems. Plains shall provide human resources data support for employees of the members of the Spinco Group in accordance with the terms of the Spinco Transition Services Agreement.

     Section 8.03 Employment of Employees with U.S. Work Visas. Spinco will comply with all immigration laws and regulations of the Unites States of America as such laws and regulations applied to employees of any member of the Plains Group in the United States of America pursuant to a work or training visa regardless of visa category. Spinco expressly assumes all obligations, liabilities and undertakings arising from or under attestations made in each certified and effective Labor Condition Application filed by Plains. Spinco shall file amended petitions with the Immigration and Naturalization Service, as may be necessary or appropriate. In such cases, the foreign national employee will remain employed by a member of the Plains Group and continue to participate in the Plains Plans until such amended petitions have been approved.

     Section 8.04 Confidentiality and Proprietary Information.

     (a) No Release. No provision of the Separation Agreement or any Ancillary Agreement shall be deemed to release any individual for any violation of the Plains non-competition guideline or any agreement or policy pertaining to confidential or proprietary information of any member of the Plains Group or Spinco Group, or otherwise relieve any individual of his or her obligations under such non-competition guideline, agreement, or policy.

     (b) Employee Agreements. As used in this Section 8.04(b), "Employee Agreement" means any confidentiality agreement, non-compete, non-solicitation and any similar agreements executed by Plains or Spinco employees in connection with their employment. Nothing in this Agreement, the Separation Agreement or any other Ancillary Agreement shall be deemed to supercede any provision regarding the conduct of employees mandated by the Federal Energy Regulatory Commission or any other applicable regulatory authority.

          (i) Survival of Plains Employee Agreement Obligations and Plains' Common Law Rights. The Plains Employee Agreements of all Spinco Employees and all former Plains employees transferred to Spinco on or before the Distribution Date shall remain in full force and effect according to their terms. Notwithstanding the foregoing to the contrary, none of the following acts committed by former Plains or Spinco employees within the scope of their Spinco employment shall constitute a breach of such Plains Employee
     Agreements: (i) the use or disclosure of confidential information for or on behalf of Spinco, if such disclosure is consistent with the assignment or license of rights, businesses and assets granted to Spinco and restrictions imposed on Spinco under the Separation Agreement, any other Ancillary Agreement or any other agreement between the parties, and (ii) the rendering of any services, directly or indirectly, to Spinco to the extent such services are consistent with the assignment or license of rights, businesses and assets granted to Spinco and the restrictions imposed on Spinco under the Separation Agreement, any other Ancillary Agreement or any other agreement between the parties. Further, Plains retains any rights it has under statute or common law with respect to actions by its former employees to the extent such actions are inconsistent with the assignment or license of rights, businesses and assets granted to Spinco and restrictions imposed on Spinco under the Separation Agreement, any other Ancillary Agreement or any other agreement between the parties.

          (ii) Survival of Spinco Employee Agreement Obligations and Spinco Common Law Rights. The Spinco Employee Agreements of all Plains Employees and all former Spinco employees transferred to Plains on or before the Distribution Date shall remain in full force and effect according to their terms; provided, however, that none of the following acts committed by former Spinco or Plains employees within the scope of their Plains employment shall constitute a breach of such Spinco Employee Agreements:

     (i) the use or disclosure of Confidential Information (as that term is defined in the Plains Employee Agreement) for or on behalf of Plains, if such disclosure is consistent with the rights, businesses and assets retained by Plains and restrictions imposed on Plains under the Separation Agreement, any other Ancillary Agreement or any other agreement between the parties, and (ii) the rendering of any services, directly or indirectly, to Plains to the extent such services are consistent with the rights, businesses and assets retained by Plains and the restrictions imposed on Plains under the Separation Agreement, any other Ancillary Agreement or any other agreement between the parties. Further, Spinco retains any rights it has under statute or common law with respect to actions by its former employees to the extent such actions are inconsistent with the rights, businesses and assets retained by Plains and restrictions imposed on Plains under the Separation Agreement, any other Ancillary Agreement or any other agreement between the parties.

          (iii) Assignment, Cooperation for Compliance and Enforcement.

               (A) (1) Plains retains all rights under the Plains Employee Agreements of all former Plains employees necessary to permit Plains to protect the rights and interests of Plains, but hereby transfers and assigns to Spinco its rights under the Plains Employee Agreements of all former Plains employees to the extent required to permit Spinco to enjoin, restrain or recover damages from the Plains Employee Agreements or obtain other remedies against any employee who breaches his or her Plains Employee Agreement, and to the extent necessary to permit Spinco to protect its rights and interests.

                    (2) Plains and Spinco agree, at their own respective cost
               and expense, to use their reasonable efforts to cooperate as follows: (A) Spinco shall advise Plains of: (1) any violation(s) of the Plains Employee Agreements by Spinco or former Plains employees, and (2) any violation(s) of the Spinco Employee Agreements which affect Plains' rights; and (B) Plains shall advise Spinco of any violation(s) of the Plains Employee Agreements by current or former Plains employees which affect Spinco's rights; provided, however, that the foregoing obligations shall only apply to violation(s) which become known to an attorney within the legal department of the party obligated to provide notice thereof.

                    (3) Plains and Spinco each may separately enforce the Plains
               Employee Agreements of Spinco and former Plains employees to the extent necessary to reasonably protect their respective interests, provided, however, that (i) Spinco shall not commence any litigation relating thereto without first consulting with Plains' General Counsel or his or her designee and (ii) Plains shall not commence any litigation relating thereto against any former Plains employee who is at the time an employee of the Spinco Group without first consulting with Spinco's General Counsel or his or her designee. If either party, in seeking to enforce any Plains Employee Agreement, notifies the other party that it requires, or desires, the other party to join in such action, then the other party shall do so. In

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

               addition, if either party commences or becomes a party to any action to enforce a Plains Employee Agreement of an employee of the Spinco Group or former Plains employee, the other party shall, whether or not it becomes a party to the action, cooperate with the other party by making available its files and employees who have information or knowledge relevant to the dispute, subject to appropriate measures to protect the confidentiality of any proprietary or confidential information that may be disclosed in the course of such cooperation or action and subject to any relevant privacy laws and regulations. Any such action shall be conducted at the expense of the party bringing the action and the parties shall agree on a case by case basis on compensation, if any, of the other party for the value of the time of such other party's employees as reasonably required in connection with the action.

               (B) (1) Spinco retains all rights under the Spinco Employee Agreements of all former Spinco employees necessary to permit Spinco to protect the rights and interests of Spinco, but hereby transfers and assigns to Plains its rights under the Spinco Employee Agreements of all former Spinco employees to the extent required to permit Plains to enjoin, restrain or recover damages from the Spinco Employee Agreements or obtain other remedies against any employee who breaches his or her Spinco Employee Agreement, and to the extent necessary to permit Plains to protect its rights and interests.

                    (2) Plains and Spinco agree, at their own respective cost
               and expense, to use their reasonable efforts to cooperate as follows: (A) Plains shall advise Spinco of: (1) any violation(s) of the Spinco Employee Agreements by Plains or former Spinco employees, and (2) any violation(s) of the Plains Employee Agreements which affect Spinco's rights; and (B) Spinco shall advise Plains of any violations of the Spinco Employee Agreements by current or former Spinco employees which affect Plains' rights; provided, however, that the foregoing obligations shall only apply to violations which become known to an attorney within the legal department of the party obligated to provide notice thereof.

                    (3) Plains and Spinco each may separately enforce the Plains
               Employee Agreements of Plains and former Spinco employees to the extent necessary to reasonably protect their respective interests, provided, however, that (i) Plains shall not commence any litigation relating thereto without first consulting with Spinco's General Counsel or his or her designee and (ii) Spinco shall not commence any litigation relating thereto against any former Spinco employee who is at the time a Plains Employee without first consulting with Plains' General Counsel or his or her designee. If either party, in seeking to enforce any Spinco Employee Agreement, notifies the other party that it requires, or desires, the other party to join in such action, then the other party shall do so. In addition, if either party commences or becomes a party to any action to enforce a

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

               Spinco Employee Agreement of a Plains Employee or former Spinco employee, the other party shall, whether or not it becomes a party to the action, cooperate with the other party by making available its files and employees who have information or knowledge relevant to the dispute, subject to appropriate measures to protect the confidentiality of any proprietary or confidential information that may be disclosed in the course of such cooperation or action and subject to any relevant privacy laws and regulations. Any such action shall be conducted at the expense of the party bringing the action and the parties shall agree on a case by case basis on compensation, if any, of the other party for the value of the time of such other party's employees as reasonably required in connection with the action.

               (C) Plains and Spinco understand and acknowledge that matters relating to the making, enforcement, assignment and termination of employee agreements are typically governed by the laws and regulations of the national, federal, state or local governmental unit where an employee resides, or where an employee's services are rendered, and that such laws and regulations may supersede or limit the applicability or enforceability of this Section 8.04. In such circumstances, Plains and Spinco agree to take action with respect to the employee agreements that best accomplishes the parties' objectives as set forth in this Section 8.04 and that is consistent with applicable law.

     Section 8.05 Accrued Payroll, Bonuses, Profit Sharing and Commissions. Except as otherwise specified in an Ancillary Agreement, Spinco shall be responsible for all Liabilities relating to, arising out of, or attributable to payroll, bonuses, profit sharing and commissions accrued by employees employed by Spinco through the Distribution Date. Plains and Spinco shall agree on the manner and method of payment for all payroll, bonuses, profit sharing and commissions agreed to on behalf of employees who have been employed by Spinco on or before the Distribution Date. Plains shall provide or cause to be provided to Spinco in the same manner as in effect on the date of this Agreement all payroll services as required in the Spinco Transition Services Agreement.

     Section 8.06 Payroll and Withholding.

     (a) Income Reporting, Withholding. Plains shall perform in the same manner as in effect on the date of this Agreement the income reporting and withholding function under Spinco's employer identification number for employees of the Spinco Group and other service providers as required by the Spinco Transition Services Agreement.

     (b) Delivery of, and Access to, Documents and Other Information. Concurrently with the Distribution Date, Plains shall cause to be delivered to Spinco, the employee information set forth on all IRS Forms W-4 executed by Plains Employees designated as Spinco Employees as of the Distribution Date. For the period ending on the Distribution Date (and for such additional period as Plains and Spinco may mutually agree), Plains shall make reasonably available to Spinco all forms, documents or information, no matter in what format stored, relating to compensation or payments made to any employee or service provider of Spinco. Such

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

information may include, but is not limited to, information concerning employee payroll deductions, payroll adjustments, records of time worked, tax records (e.g., IRS Forms W-2, W-4, 940 and 941), and information concerning garnishment of wages or other payments.

     (c) Consistency of Tax Positions; Duplication. Plains and Spinco shall individually and collectively make commercially reasonable best efforts to avoid unnecessarily duplicated federal, state or local payroll taxes, insurance or workers' compensation contributions, or unemployment contributions arising on or after the Distribution Date. Plains and Spinco shall take consistent reporting and withholding positions with respect to any such taxes or contributions.

     Section 8.07 Personal and Pay Records. For the period beginning on the date of this Agreement and ending on the Distribution Date (and for such additional period as Plains and Spinco may mutually agree), Plains shall make reasonably available to Spinco for review and reproduction, subject to applicable laws on confidentiality and data protection, all current and historic forms, documents or information, no matter in what format stored, relating to pre-Distribution Date personnel and medical records. Such forms, documents or information may include, but is not limited to: (a) information regarding ranking or promotions of employees of the Spinco Group; (b) the existence and nature of garnishment orders or other judicial or administrative actions or orders affecting an employee's or service provider's compensation; and (c) performance evaluations.

     Section 8.08 Non-Termination of Employment; No Third-Party Beneficiaries. No provision of this Agreement, the Separation Agreement, or any Ancillary Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Spinco Employee or other future, present or former employee of Plains or Spinco under any Plains Plan or Spinco Plan or otherwise. Without limiting the generality of the foregoing: (a) except as otherwise provided in this agreement or applicable provisions of Plans, neither the Distribution nor the termination of the Participating Company status of Spinco or any member of the Spinco Group shall cause any employee to be deemed to have incurred a termination of employment; and (b) no transfer of employment between Plains and Spinco before the Distribution Date shall be deemed a termination of employment for any purpose hereunder.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     Section 9.01 Entire Agreement. This Agreement, the Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     Section 9.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its principles of conflicts of law.

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

     Section 9.03 Notices. Unless expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or (ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (ii) or (iii)), addressed to the attention of the addressee's Chief Executive Officer at the address of its principal executive office or to such other address or facsimile number for a party as it shall have specified by like notice.

     Section 9.04 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     Section 9.05 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives and successors and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any Party without the prior written consent of the other Party, which may be withheld for any or no reason.

     Section 9.06 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Authority, arbitrator or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     Section 9.07 Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of either Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     Section 9.08 Waivers, Modifications, Amendments. No provision of this Agreement may be amended, modified or waived except in the manner set forth in the Separation Agreement.

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

     Section 9.09 Headings. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 9.10 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, and no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein nor be deemed to vest any rights, interests or claims in any third parties.

     Section 9.11 Provisions Unaffected. Nothing contained in this Agreement shall affect the rights and obligations of Plains and Spinco under the Separation Agreement.

     Section 9.12 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     Section 9.13 Rights of the Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any Person, other than the Parties and to the extent provided herein their respective Subsidiaries, any rights or remedies under or by reason of this Agreement or any transaction contemplated thereby.

     Section 9.14 Effect if IPO and/or Distribution does not Occur. Subject to
Section 9.17, if the IPO and/or Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the IPO Closing Date, and/or Distribution Date, or otherwise in connection with the IPO and/or Distribution, shall not be taken or occur except to the extent specifically agreed by Spinco and Plains.

     Section 9.15 Affiliated Companies. Each of Plains and Spinco shall cause to be performed, and hereby guarantee the performance of, any and all actions of any and all members of the Plains Group or the Spinco Group, respectively.

     Section 9.16 Incorporation of Separation Agreement Provisions. If a dispute, claim or controversy results from or arises out of or in connection with this Agreement, the parties agree to use the procedures set forth in
Article VIII of the Separation Agreement in lieu of other available remedies, to resolve the same. The provisions of Article VIII (Arbitration; Dispute Resolution), and Sections 6.2 (Issuance of Stock), 9.2 (Further Instruments),
9.5 (Auditors and Audits, Annual and Quarterly Statements and Accounting), 9.7 (Governmental Approvals), 11.1 (Limitation of Liability) and 11.11 (Authority) of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section 9.16 to an "Article" or "Section" shall mean Articles or Sections of the Separation Agreement, and, except as expressly set forth herein, references in the material incorporated herein by reference shall be references to the Separation Agreement).

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

     Section 9.17 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the IPO Closing Date by Plains in its sole discretion. This Agreement may be terminated at any time after the IPO Closing Date and before the Distribution Date by mutual consent of Plains and Spinco. In the event of termination pursuant to this Section, no party shall have any liability of any kind under this Agreement to the other party.

     Section 9.18 Conflict. In the event of any conflict between the provisions of this Agreement and the Separation Agreement, any Ancillary Agreement, or Plan, the provisions of this Agreement shall control.

                           - SIGNATURE PAGE FOLLOWS -

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

     IN WITNESS WHEREOF, each of the parties have caused this Employee Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                PLAINS RESOURCES INC.


                                By:    /s/ Jere C. Overdyke, Jr.
                                       -----------------------------------------
                                Name:  Jere C. Overdyke, Jr.
                                Title: Vice President and Treasurer


                                PLAINS EXPLORATION & PRODUCTION
                                COMPANY, L.P.

                                By: Stocker Resources, Inc., its sole general partner


                                       By:    /s/ Jere C. Overdyke, Jr.
                                              ----------------------------------
                                       Name:  Jere C. Overdyke, Jr.
                                       Title: Vice President and Treasurer

                                       29